Exhibit 99.1

For:	Education Management LLC Company Contact: James Sober, CFA Vice President, Finance (412) 995-7684
Education Management LLC Announces Final Results of
Tender Offer for the Company’s Outstanding Notes
PITTSBURGH, Pennsylvania, October 20, 2009 — Education Management LLC (the “Company”), a leading provider of post-secondary education, today announced the final results of its previously announced cash tender offer for its 10 1/4% Senior Subordinated Notes due 2016 (CUSIP No. 28140JAD2) (the “First Priority Notes”) and its 8 3/4% Senior Notes due 2014 (CUSIP No. 28140JAC4) (the “Second Priority Notes” and together with the First Priority Notes, the “Notes”) commenced on September 21, 2009.
The tender offer expired at 5:00 p.m., New York City time, on October 20, 2009 (the “Expiration Date”). As of the Expiration Date, $370,991,000 aggregate principal amount of First Priority Notes had been validly tendered and not validly withdrawn. All of such Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on October 6, 2009 (the “Early Tender Date”). In addition, $324,475,000 aggregate principal amount of Second Priority Notes had been validly tendered and not validly withdrawn on or prior to the Early Tender Date.
Because the tender offer was oversubscribed, the amounts of each tranche of Notes accepted for purchase in the tender offer were determined in accordance with the priorities identified in the “Acceptance Priority Level” column in the table below and were subject to the maximum aggregate consideration for Notes purchased in the tender offer of $355,465,000, excluding accrued and unpaid interest. In accordance with the terms of the tender offer, the Company accepted for purchase $315,968,000 aggregate principal amount of First Priority Notes, which represents a proration factor of approximately 85%. The Company did not accept any validly tendered Second Priority Notes for purchase in the tender offer.

Aggregate
			Aggregate		Aggregate	Principal
			Principal		Principal	Amount
			Amount	Aggregate	Amount	Remaining
		Acceptance	Outstanding	Principal	Accepted	Outstanding
CUSIP		Priority	Prior to	Amount	for	After
Number	Title of Security	Level	Settlement	Tendered	Purchase	Settlement
28140JAD2	10 1/4% Senior Subordinated Notes due 2016	1	$385,000,000	$370,991,000	$315,968,000	$69,032,000
28140JAC4	8 3/4% Senior Notes due 2014	2	$375,000,000	$324,475,000	$0	$375,000,000
The Company will deliver the aggregate tender offer consideration of $355,464,000, plus an aggregate of approximately $12.6 million for accrued and unpaid interest, to Global Bondholder Services Corporation, the Depositary for the tender offer (the “Depositary”), on the expected settlement date of October 21, 2009. The Depositary will promptly pay for all First Priority Notes accepted for purchase in the tender offer and will promptly return all validly tendered Notes that were not accepted for purchase.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The tender offer has been made only by, and pursuant to the terms of, the Offer to Purchase dated September 21, 2009 and the related Letter of Transmittal. The information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal, except to the extent that the terms of the tender offer described therein have been amended by the Company’s press releases dated October 2, 2009 and October 7, 2009.
Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are the Dealer Managers for the tender offer. Persons with questions regarding the tender offer should contact Goldman, Sachs & Co. at (212) 357-4692 or (toll-free) (800) 828-3182 (Attention: Liability Management Group) or J.P. Morgan at (toll-free) (800) 245-8812 (Attention: High Yield Syndicate). Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation, the Information Agent and Depositary for the tender offer, at (212) 430-3774 (for banks and brokers only) or (866) 387-1500 (for all others and toll-free).
About Education Management
Education Management (www.edmc.com), with approximately 110,800 students enrolled as of October 2008, is among the largest providers of post-secondary education in North America, with a total of 92 locations in 28 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both.
This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.